Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	i-80 Gold Corp.
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/29/2024
Reporting Entity ESTMA Identification Number	E373612		Original Submission Amended Report

Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Ryan Snow				Date	5/29/2024
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	i-80 Gold Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E373612
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	Government of the United States of America				686,740					686,740
United States of America	State of Nevada		240,682		274,829					515,510
United States of America	Humboldt County		154,156							154,156

Additional Notes:

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	i-80 Gold Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E373612
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	McCoy-Cove Mine			431,607					431,607
United States of America	Ruby Hill Mine	39,179		237,313					276,492
United States of America	Granite Creek Mine	7,211		57,653					64,863
United States of America	FAD Project			25,740					25,740
United States of America	Lone Tree Mine	348,448		141,628					490,076
United States of America	Argenta Mine			60,368					60,368
United States of America	Buffalo Mountain Project			7,260					7,260

Additional Notes[3]: